Standard
Non-Executive Form

Exhibit 10.4

QEP RESOURCES, INC.

2010 LONG-TERM STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made effective as of [__________] (the “Effective Date”), between QEP Resources, Inc., a Delaware corporation (the “Company”), and __________________________ (“Optionee”).

1.

Grant of Option. Subject to the terms of this Agreement and the Company’s 2010 Long-Term Stock Incentive Plan, as may be amended from time to time (the “Plan”), the Company grants Optionee an option (“Option”) to purchase _____________ shares of the Company’s common stock, $.01 par value (“Common Stock”), at a price of [$_____] per share.  The grant is made and the Option is effective as of the Effective Date.

2.

Incentive Stock Option. This Option is intended to be an Incentive Stock Option to the maximum extent permissible under applicable law.  In the event this Option, or any portion thereof, cannot be treated as an Incentive Stock Option under applicable law, whether because the value of the Common Stock covered under the Option exceeds the limits of Internal Revenue Code (“Code”) Section 422, the Option remains outstanding following termination of employment beyond the holding periods of Code Section 422(a)(2), or otherwise, then this Option, or the relevant portion thereof, shall be classified as a “Nonqualified Stock Option.”

3.

Vesting; Exercisability.  Unless sooner vested in accordance with this Agreement, the Option shall vest in installments as indicated in the following schedule, subject to Optionee’s continued Service as an Employee from the Effective Date through such vesting dates (each, a “Vesting Date”) indicated below:

Vesting Date	Number of Shares under the Option Vested on Each Date
___________	_____________ shares
___________	_____________ shares
___________	_____________ shares

Once vested, the Option shall be exercisable in whole or in part, as elected by Optionee from time to time, until the Option expires in accordance with Sections 5 or 6 below.  Installments not exercised after the applicable Vesting Date shall be cumulative, so that once an installment becomes vested, it shall continue to be vested.

4.

Exercise of Option.

(a)

Procedure for Exercise.  If electing to exercise this Option as to all or a part of the shares covered by this Option, Optionee shall give written notice to the Company of such election and of the number of shares he or she has elected to purchase, in such form as the

Standard
Non-Executive Form

Company’s Compensation Committee (the “Committee”) shall have prescribed or approved, and shall, at the time of exercise, tender the full purchase price of the shares Optionee has elected to purchase and make arrangements satisfactory to the Committee with respect to any withholding taxes required to be paid in connection with the exercise of the Option.  Optionee may pay the purchase price using any of the following methods, or a combination thereof:

(i)

in cash,

(ii)

by certified check, cashier’s check, or wire transfer, or

(iii)

 with the approval of the Committee at or prior to exercise, by tendering to the Company shares of Common Stock owned by Optionee for more than six (6) months (or such other period as the Committee determines is necessary to avoid adverse financial accounting treatment) having a Fair Market Value on the date of exercise equal to the value of the shares purchased under this Agreement.

(b)

Issuance of Shares.  Upon exercise of the Option, the Company shall transfer the purchased shares to Optionee electronically, or, if so requested by Optionee, by delivering a properly executed stock certificate for the shares in his or her name.

5.

Expiration of Option; Termination of Employment.  The Option shall expire at 11:59 P.M. on [____________] (the “Expiration Date”), or, if earlier, upon a qualifying Change in Control of the Company pursuant to Section 6(b).  Whether an authorized leave of absence for military or governmental service shall constitute a termination of employment for purposes of this Agreement shall be determined by the Committee in accordance with applicable law.

(a)

Termination of Employment (Other Than Due to Disability, Death or Approved Retirement or Following a Change in Control). If Optionee’s employment with the Employer is terminated for any reason not described in Section 5(b), (c), or (d) below, then the Option shall immediately expire upon receipt by the Employer (if Optionee terminates his or her employment) or by Optionee (if the Employer terminates Optionee’s employment) of the notice of termination.

(b)

Termination as a Result of Disability or Death. In the event Optionee’s employment is terminated because of his or her death or Disability, for a period of twelve (12) months following the date of termination, but not thereafter, any unexercised portion of the vested Option may be exercised by (i) Optionee or his or her legal guardian, in the event of Disability; or (ii) Optionee’s designated beneficiary(ies) pursuant to Section 11, in the event of his or her death.  For purposes of this Agreement, “Disability” shall mean a condition that renders Optionee unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. Whether an Optionee’s employment is terminated by reason of Disability shall be determined by the Committee.

(c)

Termination upon an Approved Retirement.  In the event Optionee terminates employment upon an Approved Retirement, Optionee shall be permitted to exercise the Option at any time prior to the Expiration Date or, if earlier, upon a qualifying Change in Control of the Company pursuant to Section 6(b).  In any such case, the Option may be exercised only to the extent it was vested prior to Optionee’s termination of employment.  For purposes of this Agreement, an “Approved Retirement” shall mean Optionee’s termination of employment with the Employer on or after attaining age fifty-five (55) and completing ten (10) years of continuous Service.

(d)

Termination Following a Change in Control.  In the event Optionee terminates employment for any reason within one (1) year following a Change in Control of the Company, the Option, if still outstanding following the application of Section 6(b), below, shall have vested in full, and Optionee shall be permitted to exercise the Option, for the longer of (i) twelve (12) months following the date of termination, or (ii) the post-termination exercise period described in Section 5(c) above that is otherwise applicable to Optionee’s termination of employment.

(e)

Death Following Termination of Employment.  In the event Optionee dies after terminating employment but prior to the expiration of the applicable post-termination exercise period described in this Section above, then Optionee’s beneficiary(ies) designated pursuant to Section 11 below shall be entitled to exercise the Option for the longer of (i) one (1) year following the date of death, or (ii) the post-termination exercise period described in this Section above that was initially applicable to Optionee’s termination of employment.  In such case, the Option may be exercised only to the extent it is then vested.

(f)

No Extension Beyond Expiration Date.  Neither Optionee nor any person claiming under or through Optionee shall be permitted to exercise any portion of the Option after the Expiration Date.

6.

Change in Control of the Company.

(a)

Accelerated Vesting.  This Option shall become fully vested and exercisable upon a Change in Control of the Company, regardless of whether the employment-related vesting condition in Section 3 has been satisfied.

(b)

Accelerated Expiration; Assumption or Substitution.  This Option shall terminate and cease to be outstanding, if, pursuant to a Change in Control of the Company, there is a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, unless the successor corporation in the transaction assumes and continues this Option or substitutes a new option for this Option on terms comparable to this Option.

7.

Adjustments to Option.  The number of shares of Common Stock covered by the Option and the price to be paid therefor shall be subject to adjustment as follows:

(a)

Merger, Stock Split, Stock Dividend, Etc.  In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation

(whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock subject to this Option the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock of the Company shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. The Option shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events.

(b)

Other Distributions and Changes in the Stock.  If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Company or of any stock or other securities into which such stock shall have been changed or for which it shall have been exchanged, and if the Committee, in its sole discretion, shall determine that such change equitably requires an adjustment in this Option, then such adjustment shall be made in accordance with such determination.

(c)

General Adjustment Rules.  All adjustments relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Fractional shares resulting from any adjustment in this Option pursuant to this Section 7 may be settled as the Committee shall determine.  Notice of any adjustment shall be given to Optionee.

(d)

Reservation of Rights.  The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

8.

Tax Withholding Obligations.

(a)

The Company’s obligation to issue Common Stock pursuant to the exercise of this Option shall be subject to the requirement that Optionee make appropriate arrangements with the Company to provide for payment of all applicable tax withholdings, if any.  Optionee may elect to satisfy such withholding liability by:

(i)

Payment to the Company in cash;

(ii)

Deduction from Optionee’s regular pay;

(iii)

Withholding of shares of Common Stock otherwise issuable to Optionee, with such shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by Optionee, provided that such withholding of shares does not result in an accounting charge to the Company; or

(iv)

Transfer of a number of shares of Common Stock that were either acquired from the Company or by Optionee more than six (6) months prior to the transfer to the Company (or such longer period as may be requested by the Committee to avoid an accounting charge to the Company), with such shares having an aggregate Fair Market Value equal to the amount required to be withheld or such lesser or greater amount as may be elected by Optionee, up to Optionee’s marginal tax payment obligations associated with the Option exercise.

(b)

All elections under this Section 8 shall be subject to the approval or disapproval of the Committee.  The value of shares withheld or transferred shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

(c)

All elections under this Section 8 shall be subject to the following restrictions:

(i)

All elections must be made prior to the Tax Date;

(ii)

All elections shall be irrevocable; and

(iii)

If Optionee is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), Optionee must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

9.

Special Limitation.  If so provided under the terms of the QEP Resources, Inc. Employee Investment Plan, as may be amended from time to time (the “Investment Plan”), Optionee will be prohibited from exercising the Option granted by this Agreement, in whole or in part, at any time that he or she is suspended from making 401(k) contributions to the Investment Plan as a result of receiving a hardship withdrawal from such plan.

10.

Transferability.

(a)

In General: No Lifetime Transfers.  Except as provided in Section 10(b), below, the Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during Optionee’s life only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative, and after his or her death, only by those entitled to do so under his or her will or the applicable laws of descent and distribution. Except as specifically provided herein, any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, or any levy, attachment, or similar process upon the rights and privileges herein conferred, shall be null and void.

(b)

InterVivos Transfer to a Family Member.  Optionee may transfer the Option, once it is vested and only to the extent such Option is classified as a Nonqualified Stock Option, to a Family Member or to a trust of which Family Members are the only beneficiaries (an “Inter-Vivos Transferee”).  No transfer shall be effective unless Optionee notifies the Company of the transfer in writing and furnishes a copy of the documents that effect the transfer to the Company.  The Inter-Vivos Transferee shall be subject to all of the terms of this Agreement, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised.  The Committee may require that Optionee and the Inter-Vivos Transferee enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and such other terms and conditions as may be specified by the Committee.  Except to the extent provided otherwise in such agreement, the Inter-Vivos Transferee shall have all of the rights and obligations of Optionee under this Agreement and the Plan; provided, however, that the Inter-Vivos Transferee shall not have any Common Stock withheld to pay withholding taxes unless the agreement referred to in the preceding sentence specifically provides otherwise.

11.

Beneficiaries.  Optionee may, from time to time, designate one or more beneficiaries who shall have the right to exercise any vested portion of the Option upon Optionee’s death pursuant to the terms of this Agreement.  Optionee’s beneficiary designation shall be made in writing and shall be delivered to the Company.  If Optionee has not designated a beneficiary(ies), or such designated beneficiary(ies) are not living at the time of Optionee’s death, then the right to exercise any vested portion upon Optionee’s death shall belong to Optionee’s beneficiary designated under the Investment Plan, if any, or, if none, Optionee’s beneficiary under the Company’s basic life insurance plan, if any, or, if none, Optionee’s estate.  Company shall not be liable for any payment made pursuant to any written designation or for payment made to another individual prior to receiving a written designation or amended designation.

12.

No Rights as Stockholder Prior to Exercise.  Optionee or his or her transferee shall have no rights as a stockholder with respect to any shares covered by this Option until the date the shares are transferred electronically or the stock certificate is issued evidencing ownership of the shares. Except as otherwise provided in this Agreement, no adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date the shares are transferred electronically or the stock certificate is issued.

13.

Authority of Committee.  Under the Plan, the Committee is vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon Optionee and any person claiming under or through Optionee.

14.

No Right to Continued Employment.  Nothing contained in this Agreement shall confer upon Optionee any right to remain in the employ of an Employer nor limit in any way the right of an Employer to terminate his or her employment at any time, with or without Cause.

15.

Binding Nature of Agreement.  This Agreement shall be binding upon and inure to the benefit of the Company and Optionee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

16.

Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by hand delivery or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to Optionee, to his or her address now on file with the Company, or to such other address as either may designate in writing.  Any notice shall be deemed to be duly given as of the date delivered in the case of personal delivery, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

17.

Relationship to Plan.  This Agreement shall not alter the terms of the Plan.  If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail.  Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

18.

Amendment.  Except as provided herein or in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Optionee, and as approved by the Committee.

19.

Construction; Severability.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

20.

Compliance with Securities Laws.  This Agreement shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee.  Nothing herein shall be deemed to require the Company to apply for or obtain such listing, registration or qualification.

21.

Governing Law.  This Agreement shall be construed in accordance with the laws of the state of Delaware, without regard to the choice of law principles thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on this _____ day of _________________, ________.

OPTIONEE

QEP RESOURCES, INC.

____________________________

by__________________________________

[NAME]

[TITLE]